As filed with the Securities and Exchange Commission on June 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dril-Quip, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-2162088
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6401 N. Eldridge Parkway

Houston, TX 77041

(713) 939-7711

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2017 Omnibus Incentive Plan of Drill-Quip, Inc.

(Full title of the plan)

James C. Webster

Vice President- General Counsel and Secretary

Dril-Quip, Inc.

6401 N. Eldridge Parkway

Houston, Texas 77041

(713) 939-7711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Gerry Spedale

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, TX 77002

(346) 718-6888

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,900,000	$36.72(2)	$69,768,000(2)	$7,611.69

(1)

Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on June 18, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Dril-Quip, Inc. (the “Registrant”), relating to 1,900,000 shares of its common stock, par value $0.01 per share, available for issuance pursuant to awards to eligible persons under the 2017 Omnibus Incentive Plan of Dril-Quip, Inc. (the “Plan”).

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (“Commission”) on May  25, 2017 (Registration No. 333-249555), which relates to the Plan, is incorporated herein by reference and made a part hereof, except for those items being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017 filed on February 27, 2018).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 20, 2014).

4.3	Form of certificate representing Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed on April 26, 2018).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1*	2017 Omnibus Incentive Plan of Dril-Quip, Inc. (as amended effective May 12, 2021)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on June 25, 2021.

Dril-Quip, Inc.

By:	/s/ Blake T. DeBerry
Name:	Blake T. DeBerry
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Blake T. DeBerry, Jeffrey J. Bird and Raj Kumar, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Blake T. DeBerry Blake T. DeBerry	Chief Executive Officer and Director (principal executive officer)	June 25, 2021

/s/ Raj Kumar Raj Kumar	Vice President and Chief Financial Officer (principal financial and accounting officer)	June 25, 2021

/s/ John V. Lovoi John V. Lovoi	Director	June 25, 2021

/s/ Alexander P. Shukis Alexander P. Shukis	Director	June 25, 2021

/s/ Terence B. Jupp Terence B. Jupp	Director	June 25, 2021

/s/ Steven L. Newman Steven L. Newman	Director	June 25, 2021

/s/ Amy B. Schwetz Amy B. Schwetz	Director	June 25, 2021

/s/ Darryl K. Willis	Director	June 25, 2021
Darryl K. Willis

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